EXHIBIT 23

                          Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 33-11717 of Middlesex Water Company on Form S-3 of our report dated February 28, 2003, appearing in this Annual Report on Form 10-K of Middlesex Water Company for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP/

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 28, 2003